UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 29, 2019

The Providence Service Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Peachtree Street	Sixth Floor	Atlanta	Georgia	30309

(Address of principal executive offices)				(Zip Code)

(404) 888-5800

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	PRSC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Interim Chief Executive Officer

On November 29, 2019, R. Carter Pate tendered his resignation as Interim Chief Executive Officer of The Providence Service Corporation (the “Company”) to the Board of Directors (the “Board”) of the Company, effective December 11, 2019. The Board accepted Mr. Pate’s resignation. Following resignation, Mr. Pate will continue to serve the Company as a Special Advisor to the Chief Executive Officer until the end of his current contract term, which expires on December 31, 2019.

Appointment of President and Chief Executive Officer

On December 2, 2019, the Board of the Company announced that on November 29, 2019, the Board appointed Daniel E. Greenleaf, 54, as President and Chief Executive Officer of the Company and its subsidiary, LogistiCare Solutions, LLC (“LogistiCare”), effective December 11, 2019 (the “Commencement Date”). In connection with his appointment, Mr. Greenleaf entered into an employment agreement with the Company (the “Employment Agreement”), which is discussed in greater detail below.

Prior to joining the Company, Mr. Greenleaf served as President and CEO of BioScrip, Inc. (“BioScrip”), the largest independent provider of infusion and home care management solutions, where he spearheaded the turnaround and successful merger with Option Care Health (Nasdaq: BIOS). Prior to BioScrip, from December 2013 through September 2016, Mr. Greenleaf served as the CEO and Chairman of Home Solutions Infusion Services where he led the turnaround and eventual sale to BioScrip. Before Home Solutions Infusion Services, from April 2008 through November 2012, Mr. Greenleaf was the President and CEO of Coram Specialty Services (“Coram”), where he was instrumental in growing Coram to become the top-performing home infusion company in the country prior to its sale to CVS. Mr. Greenleaf graduated from Denison University with a Bachelor of Arts in Economics and holds a Master of Business Administration in Health Administration from the University of Miami. He is a military veteran, having served as captain and navigator in the United States Air Force.

The Employment Agreement provides that Mr. Greenleaf will receive an annual base salary of $850,000 (the “Base Salary”). Beginning in the 2020 calendar year, Mr. Greenleaf will be eligible to earn a performance-based annual bonus (in any case, a “bonus”) based upon achievement of performance targets established by the Board’s Compensation Committee, with Mr. Greenleaf’s target annual bonus equal to 125% of the Base Salary and his maximum annual bonus opportunity equal to 250% of the Base Salary. Mr. Greenleaf will not be entitled to any bonus in respect of the 2019 calendar year. Beginning in the calendar year 2020, and for each year during Mr. Greenleaf’s term of employment, Mr. Greenleaf will be eligible to receive long-term incentive annual equity grants. Mr. Greenleaf’s target grant date value in each case will be equal to at least 200% of the Base Salary, with the actual amount granted and form of awards, in each case, subject to the final determination of the Board.

In addition, effective as of the Commencement Date, the Board is awarding Mr. Greenleaf an up-front grant of equity compensation as follows:

(A) an award of restricted stock units covering 20,104 shares of Company common stock (“RSUs”), which RSUs will vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the Commencement Date;

(B) an award of stock options to acquire 67,090 shares of Company common stock (“Market Strike Options”), with the exercise price of each Market Strike Option equal to the closing price of a share of the Company’s common stock on the grant date, which Market Strike Options will have a 7-year term and vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the Commencement Date; and

(C) an additional award of stock options to acquire 40,432 shares of Company common stock (“Premium Priced Options”), with the exercise price of each Premium Priced Option equal to 115% of the closing price of a share of the Company’s common stock on the grant date, which Premium Priced Options will have a 7-year term and vest ratably in equal installments on each of the first, second, third and fourth anniversaries of the Commencement Date.

All of the equity awards described herein will be subject to Mr. Greenleaf’s continued employment and certain customary conditions and exceptions as set forth in the Employment Agreement. Additionally, all the equity awards described herein will be granted pursuant to, and subject in all respects to the terms and conditions contained in the Company’s 2006 Long-Term Incentive Plan and applicable award agreement.

In the event Mr. Greenleaf’s employment is terminated without cause or Mr. Greenleaf resigns for good reason, Mr. Greenleaf will be entitled to severance compensation consisting of (i) a pro-rated annual bonus for the year of termination based on the actual performance of the Company, (ii) an amount equal to two times the Base Salary and target annual bonus, payable in equal installments over two years following the date of termination, (iii) continued healthcare coverage for eighteen months following the date of termination and (iv) accelerated vesting of any equity awards that would have otherwise vested based on continued employment for two years following the date of termination. In the event such termination of employment occurs following a change in control of the Company, the cash severance payment will be increased to two and one-half times the Base Salary and target annual bonus and will be payable in a lump sum, and the vesting of all outstanding equity awards will accelerate. In all cases, the severance benefits will be contingent upon Mr. Greenleaf’s execution of a release of claims in favor of the Company.

The Employment Agreement also contains two-year post-employment non-competition and non-solicitation covenants, as well as, non-disclosure and non-disparagement covenants.

The foregoing summary of the Employment Agreement is subject to, and qualified in its entirety by, the complete text of the Employment Agreement, which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Mr. Greenleaf has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. Greenleaf reportable under Item 404(a) of Regulation S-K.

A copy of the Company’s press release regarding these events is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement dated November 29, 2019,by and among the Company, LogistiCare and Daniel E. Greenleaf.

99.1	Press Release dated December 2, 2019.

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: December 2, 2019	By:	/s/ Kevin M. Dotts
	Name:	Kevin M. Dotts
	Title:	Chief Financial Officer